Exhibit 99.1

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements of Ascent Capital Group, Inc. and its consolidated subsidiaries (collectively, "Ascent Capital" or the "Company") are included herein:

•	Unaudited condensed consolidated pro forma balance sheet as of March 31, 2019;

•	Unaudited condensed consolidated pro forma statement of operations and comprehensive income (loss) for the three months ended March 31, 2019;

•	Unaudited condensed consolidated pro forma statement of operations and comprehensive income (loss) for the year ended December 31, 2018; and

•	Notes to unaudited condensed consolidated pro forma financial statements.

The following unaudited condensed consolidated pro forma financial statements ("pro forma financial statements") are based upon the historical consolidated financial statements of Ascent Capital, adjusted to reflect the deconsolidation of Monitronics International, Inc. and its consolidated subsidiaries (collectively, "Monitronics") as a result of Monitronics voluntarily initiating its financial restructuring plan under Chapter 11 of the United States Bankruptcy Code on June 30, 2019 ("Petition Date") to effectuate its partially pre-packaged Plan of Reorganization. As a result of this filing and applicable U.S. generally accepted accounting principles, we concluded that Ascent Capital will no longer control Monitronics for accounting purposes as of the Petition Date, and therefore, Monitronics will be deconsolidated from the Ascent Capital consolidated financial statements prospectively. Subsequent to the deconsolidation, we will account for our investment in Monitronics using the cost method of accounting, which is reflected as a pro forma adjustment in the unaudited condensed consolidated pro forma balance sheet ("pro forma balance sheet"). See "Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements" for explanation of our other adjustments.

The pro forma financial statements of Ascent Capital should be read in conjunction with the historical consolidated financial statements of Ascent Capital and the related notes included in our 2018 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, and the Monitronics Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the Securities and Exchange Commission.

Ascent Capital prepared the unaudited condensed consolidated interim financial statements included herein on the same basis as the annual audited Ascent Capital consolidated financial statements and included all adjustments, consisting of normal and recurring adjustments that are considered necessary to present fairly the financial position and results of operations for the unaudited periods. The summary financial information as of and for the three months ended March 31, 2019, is not necessarily indicative of the results that may be obtained for a full year for Ascent Capital or Monitronics.

The pro forma balance sheet reflects the deconsolidation of Monitronics assuming the Chapter 11 filing had occurred on March 31, 2019, while the unaudited condensed consolidate pro forma statements of operations and comprehensive income (loss) ("pro forma statements of operations") give effect to the deconsolidation assuming the Chapter 11 filing had occurred on January 1, 2018. The pro forma adjustments are based on the best available information including certain assumptions that Ascent Capital management believes are reasonable. Management believe that such adjustments are appropriate and directly attributable to the deconsolidation of Monitronics. The pro forma adjustments assume that Monitronics continues to operate its business in the ordinary course throughout the restructuring.

Ascent Capital is a separate entity with an independent capital structure and has not filed for bankruptcy relief. In addition, the pro forma adjustments do not include any adjustments to reflect the Restructuring Support Agreement entered into by Ascent Capital, Monitronics and certain creditors of Monitronics, including the restructuring of the Monitronics capital structure, or the Plan of Reorganization. For tax purposes, Ascent Capital has not made any assumptions regarding the ultimate form of the restructuring and the impact, if any, of a continuing equity investment in Monitronics. As such, the pro forma adjustments do not include the deferred tax impacts of any outside basis difference in Monitronics. Accordingly, actual results could differ materially from the pro forma presentation included herein depending on these factors, among others.

The pro forma financial statements are provided for illustrative purposes only and are not indicative of the operating results or financial position that would have occurred had the deconsolidation of Monitronics occurred on March 31, 2019 for the pro forma balance sheet, or on January 1, 2018 for the pro forma statements of operations for the three months ended March 31, 2019, and the year ended December 31, 2018. Readers should not rely on the pro forma financial statements as being indicative of the historical operating results that Ascent Capital would have achieved if the deconsolidation had occurred on such dates or any future operating results or financial position that it will experience after the effective date of the Chapter 11 filing including the final result and affect of any potential outcome resulting from the planned restructuring of Monitronics.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Pro Forma Balance Sheet
March 31, 2019
(Amounts in thousands)

		(a)	(b)
	Historical Ascent Capital Consolidated	Less: Deconsolidation of Monitronics	Eliminations		Pro Forma Adjustments		Pro Forma Ascent Capital Consolidated
Assets
Current assets:
Cash and cash equivalents	$76,300	23,931	—		—		52,369
Restricted cash	118	118	—		—		—
Trade receivables, net	12,438	12,438	—		—		—
Prepaid and other current assets	35,018	34,388	—		—		630
Total current assets	123,874	70,875	—		—		52,999
Property and equipment, net	37,160	37,154	—		—		6
Subscriber accounts and deferred contract acquisition costs, net	1,176,776	1,176,776	—		—		—
Deferred income tax asset, net	783	783	—		—		—
Operating lease right-of-use asset	19,840	19,720	—		—		120
Other assets	25,615	25,606	—		—		9
Investment in Monitronics	—	—	437,149	(b)	(437,149)	(e)	—
Total assets	$1,384,048	1,330,914	—		—		53,134
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$13,083	12,942	—		—		141
Other accrued liabilities	49,653	47,393	—		—		2,260
Deferred revenue	12,698	12,698	—		—		—
Holdback liability	12,041	12,041	—		—		—
Current portion of long-term debt	1,859,109	1,838,900	—		—		20,209
Total current liabilities	1,946,584	1,923,974	—		—		22,610
Non-current liabilities:
Long-term holdback liability	1,979	1,979					—
Derivative financial instruments	9,287	9,287					—
Operating lease liabilities	16,567	16,550					17
Other liabilities	2,912	2,899					13
Total liabilities	1,977,329	1,954,689	—		—		22,640
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock	—	—	—		—		—
Series A common stock	121	—	—		—		121
Series B common stock	4	—	—		—		4
Series C common stock	—	—	—		—		—
Additional paid-in capital	1,425,780	437,149	437,149	(b)	—		1,425,780
Accumulated deficit	(2,026,326)	(1,068,064)	—		(437,149)	(f)	(1,395,411)
Accumulated other comprehensive income, net	7,140	7,140	—		—		—
Total stockholders’ (deficit) equity	(593,281)	(623,775)	437,149		(437,149)		30,494
Total liabilities and stockholders’ (deficit) equity	$1,384,048	1,330,914	437,149		(437,149)		53,134

See accompanying Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Pro Forma Statements of Operations and Comprehensive Income (Loss)
Three Months Ended March 31, 2019
(Amounts in thousands)

		(c)	(b)
	Historical Ascent Capital Consolidated	Less: Deconsolidation of Monitronics	Eliminations		Pro Forma Adjustments		Pro Forma Ascent Capital Consolidated
Net revenue	$129,606	129,606	—		—		—
Operating expenses:
Cost of services	26,764	26,764	—		—		—
Selling, general and administrative, including stock-based and long-term incentive compensation	32,512	31,222	—		—		1,290
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	49,145	—		—		—
Depreciation	3,158	3,154	—		—		4
	111,579	110,285	—		—		1,294
Operating income (loss)	18,027	19,321	—		—		(1,294)
Other expense (income), net:
Interest income	(544)	—	(16)	(b)	—		(560)
Interest expense	37,894	37,433	—		—		461
Unrealized loss on derivative financial instruments	7,773	7,773	—		—		—
Refinancing expense	331	5,214	—		5,214	(h)	331
Other income, net	(259)	—	—		(5,000)	(g)	(5,259)
	45,195	50,420	(16)		214		(5,027)
Income (loss) before income taxes	(27,168)	(31,099)	16		(214)		3,733
Income tax expense	671	671	—		—		—
Net income (loss)	(27,839)	(31,770)	16		(214)		3,733
Other comprehensive income (loss):
Unrealized loss on derivative contracts, net	(468)	(468)	—		—		—
Total other comprehensive loss, net of tax	(468)	(468)	—		—		—
Comprehensive income (loss)	$(28,307)	(32,238)	16		(214)		3,733

See accompanying Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Pro Forma Statements of Operations and Comprehensive Income (Loss)
Year Ended December 31, 2018
(Amounts in thousands)

		(c)	(b)
	Historical Ascent Capital Consolidated	Less: Deconsolidation of Monitronics	Eliminations		Pro Forma Adjustments		Pro Forma Ascent Capital Consolidated
Net revenue	$540,358	540,358	—		—		—
Operating expenses:
Cost of services	128,939	128,939	—		—		—
Selling, general and administrative, including stock-based and long-term incentive compensation	130,637	118,940	—		—		11,697
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	211,639	—		—		—
Depreciation	11,457	11,434	—		—		23
Loss on goodwill impairment	563,549	563,549	—		—		—
	1,046,221	1,034,501	—		—		11,720
Operating loss	(505,863)	(494,143)	—		—		(11,720)
Other expense (income), net:
Interest income	(2,439)	—	(1,500)	(b)	—		(3,939)
Interest expense	191,202	180,770	—		—		10,432
Unrealized loss on derivative financial instruments	3,151	3,151	—		—		—
Refinancing expense	13,356	12,238	—		—		1,118
Other income, net	(1,478)	—	—		(5,000)	(g)	(6,478)
	203,792	196,159	(1,500)		(5,000)		1,133
Loss before income taxes	(709,655)	(690,302)	1,500		5,000		(12,853)
Income tax expense (benefit)	(11,611)	(11,552)	—		59	(d)	—
Net loss	(698,044)	(678,750)	1,500		4,941		(12,853)
Other comprehensive income (loss):
Foreign currency translation adjustments	758	—	—		—		758
Unrealized holding loss on marketable securities, net	(3,900)	—	—		—		(3,900)
Unrealized gain on derivative contracts, net	14,378	14,378	—		—		—
Total other comprehensive income (loss), net of tax	11,236	14,378	—		—		(3,142)
Comprehensive loss	$(686,808)	(664,372)	1,500		4,941		(15,995)

See accompanying Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

(a)
Reflects the deconsolidation of Monitronics' assets and liabilities (including Monitronics' intercompany balances with Ascent Capital and its remaining consolidated entities) at their carrying amounts included in Ascent Capital's financial statements as of March 31, 2019.

(b)	Represents adjustments to remove the effect of intercompany amounts and transactions that were included in Ascent Capital's historical financial statements.

1.    Amount recorded for the book carrying value of Ascent Capital's historical investment in Monitronics.

2.    Interest expense on intercompany note payable. The note payable was settled in January 2019.

(c)
Reflects the deconsolidation of Monitronics' statement of operations (including Monitronics' intercompany transactions with Ascent Capital and remaining consolidated entities) included in Ascent Capital's financial statements for the three months ended March 31, 2019 and the year ended December 31, 2018. The pro forma statements of operations do not include the estimated gain on deconsolidation as it is not expected to have a continuing impact due to its non-recurring nature.

(d)	Represents the impact on deferred taxes as a result of the deconsolidation of Monitronics due to changes in state apportionment rates.

(e)
Adjustment was made to reflect the estimated fair value of the investment in Monitronics of $0 under the cost method of accounting because Monitronics' equity balance was negative as of March 31, 2019.

(f)
Adjustments were made to reflect the gain on deconsolidation of $630,915,000 which represents the de-recognition of the carrying amounts of Monitronics’ assets and liabilities and accumulated other comprehensive loss previously consolidated in Ascent Capital’s historical consolidated financial statements as of March 31, 2019.

(g)	Recognition of dividend income paid by Monitronics to Ascent Capital that was previously recorded under the equity method of accounting and eliminated upon consolidation.

(h)
Adjustment represents elimination of reimbursement of legal expenses by Monitronics to Ascent Capital, as that reimbursement was related to refinancing activities that would have occurred, if at all, prior to January 1, 2018 assuming Monitronics filed for Chapter 11 relief on that date.